Exhibit 99.1

                              MINDEN BANCORP, INC.
                       100 MBL BANK DRIVE * P. O. Box 797
                          MINDEN, LOUISIANA 71058-0797
                      -------------------------------------
                             318-377-0523 TELEPHONE
                                3118-377-0038 FAX
                                www.mblminden.com


PRESS RELEASE
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For Release:  Immediately

                                                 For Further Information:

                                                 A. David Evans,
                                                 President/CEO
                                                 318-377-0523
                                                 E-mail-david@mblminden.com

                                                          Or

                                                 Becky T. Harrell, Treasurer/CFO
                                                 318-377-0523
                                                 E-mail-becky@mblminden.com


         MINDEN BANCORP, INC. ANNOUNCES DECLARATION OF A CASH DIVIDEND
                  FOR THE SECOND QUARTER ENDING JUNE 30, 2007

MINDEN, LA. - July 11, 2007-Minden Bancorp, Inc. (NASDAQ OTC BB: MDNB) announced
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today that its Board of  Directors at their  meeting on July 10, 2007,  declared its eighteenth cash dividend of $.10 per share on the common stock of the Company payable on August 10, 2007, to the stockholders of record at the close of business on July 26, 2007.

The Company is a holding company which owns all the capital stock of MBL Bank, (formerly Minden Building and Loan Association), a Louisiana-chartered FDIC thrift, and Woodard Walker Insurance Agency, a leading property and casualty agency, both headquartered in Minden, Louisiana. At March 31, 2007, the Company had total assets of $120.4 million, total liabilities of $100.1 million, and total stockholders' equity of $20.3 million.